EXHIBIT 10(E)

                   FIRST AMENDMENT TO THE SECOND RESTATEMENT
                     OF THE SCOTTS COMPANY PROFIT SHARING

                       AND SAVINGS PLAN EFFECTIVE AS OF

                                 JULY 1, 1995

                                FIRST AMENDMENT
                                    TO THE

                             SECOND RESTATEMENT OF
                              THE SCOTTS COMPANY

                        PROFIT SHARING AND SAVINGS PLAN

     WHEREAS, The Scotts Company (the "Company") sponsors The Scotts Company Profit Sharing and Savings Plan (the "Plan"); and

     WHEREAS, the Plan was amended and restated effective as of January 1, 1989; and

     WHEREAS, the Company wants to amend the Plan to permit new employees to participate in the savings portion of the Plan; and

     WHEREAS, the Company wants to permit employees to transfer their account balances under affiliates' plans in connection with transfers of employment between divisions;

     NOW, THEREFORE, effective as of July 1, 1995, the Plan shall be amended as follows:

1.   Section 2.1 shall be amended to provide as follows:

            2.1. ELIGIBILITY. Subject to Section 3.1, an Employee shall become a Participant on the first day of the month coincident with or next following the date on which the Employee starts employment as an Employee. Each Employee who becomes eligible for admission to participation in this Plan shall complete such forms and provide such data as are reasonably required by the Administrator. Participation shall cease on a Participant's Termination Date.

2. The following sentence shall be added to the beginning of Section 3.1 PROFIT SHARING CONTRIBUTIONS:

            Notwithstanding anything in the Plan to the contrary, a Participant shall not be eligible to share in Profit Sharing Contributions until the first day of the month coincident with or next following the date on which the Employee completes one Year of Eligibility Service.

3.    Section 3.5 shall be amended to provide as follows:

      3.5.  ROLLOVER CONTRIBUTIONS.

            3.5.1. A Participant may roll over a cash distribution from a qualified plan or conduit individual retirement account to this Plan, provided that (a) the distribution is (i) received from a qualified plan as an Eligible Rollover Distribution, and (ii) rolled over directly from the qualified plan or within 60 days following the date the Participant received the distribution, or (b) the distribution is (i) received from a conduit individual retirement account which has no assets other than assets attributable to an Eligible Rollover Distribution or a "qualified total distribution" within the meaning of Section 402 of the Code as in effect prior to January 1, 1993, which was deposited in the conduit individual retirement account within 60 days of the date the Participant received the distribution, plus earnings, (ii) eligible for tax free rollover to a qualified plan, and (iii) rolled over within the 60 days following the date the Participant received the distribution. The Participant shall present a written certification to the foregoing requirements to the Administrative Committee. The Administrative Committee may also require the Participant to provide an opinion of counsel that the amount rolled over meets the requirements of this Section.

            3.5.2. The foregoing contributions, which shall be Rollover contributions, shall be accounted for separately and shall be credited to a Participant's Rollover Account. A Participant shall not be permitted to withdraw any portion of his or her Rollover Account until the earlier of the date the Participant attains age 59-1/2 or such time as the Participant is otherwise eligible to make a withdrawal from or receive a distribution of his or her Account.

            3.5.3.   If  an  individual   participated   in  another   defined
      contribution plan sponsored by an Affiliate before becoming a Participant, he or she may elect to have his or her vested account balance under such other plan transferred to this Plan. Amounts attributable to a transferred account balance shall: (a) retain their character as profit sharing, Section 401(k), after tax, rollover and/or deductible contributions and earnings; and (b) be distributable in the optional forms available under the transferor plan, in addition to any other forms available under this Plan.

4. Section 6.1.4 shall be added to Section 6.1 FORMS OF BENEFIT PAYMENTS to provide as follows:

                           -------------------------

            6.1.4. Notwithstanding anything in the Plan to contrary, the portion of the Participant's Account which is attributable to amounts transferred from another plan sponsored by an Affiliate shall be: (a) distributable in any optional form available under the plan from which it was transferred, in addition to forms available under this Plan; and
      (b) distributed in accordance with any applicable spousal notice and consent requirements under the transferor plan.

5.    Section 6.10 shall be added as follows:

            6.10. TRANSFERS TO AFFILIATES' PLANS. If a Participant transfers to employment with an Affiliate in a category of employment not eligible for participation in the Plan, the Participant may elect to transfer his or her Account balance to any defined contribution plan for which he or she is then eligible.

      IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of the ___ day of ______________, 1995.

                                          THE SCOTTS COMPANY

                                          By:        /S/ ROBERT A. STERN

                        Robert A. Stern, Vice President

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